Exhibit 99.2

LOCK-UP AGREEMENT

___________, 2021

Maxim Group LLC

As Underwriter

405 Lexington Avenue

New York, NY 10174

Re: Offering of Securities of Generation Income Properties, Inc.

Ladies and Gentlemen:

The undersigned, as a holder of common stock, par value $0.01 per share (“Common Stock”), or rights to acquire Common Stock, of Generation Income Properties, Inc. (the “Company”), or in the undersigned’s capacity as a director and/or officer of the Company, understands that you, as the underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Offering”) of registered shares of Common Stock (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to enter into the Underwriting Agreement and to proceed with the Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Underwriter that, without the prior written consent of the Underwriter, the undersigned will not, for a period commencing on the date hereof and ending 180 days from the date of the final prospectus filed with the Commission pursuant to Rule 424(b) (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose (each a “Transfer”) of any Relevant Security (as defined below), or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein, the term “Relevant Security” means any shares of Common Stock, warrant to purchase Common Stock or other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for Common Stock or equity securities of the Company, in each case that are owned by the undersigned on the Closing Date or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to any exercise (including a cashless exercise) of options or warrants to purchase Common Stock; provided that any Common Stock received upon such exercise, conversion or exchange will be subject to this Lock-Up Agreement. The restrictions also shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (i) such plan does not provide for the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Relevant Securities during the Lock-Up Period and (ii) no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by or on behalf of the undersigned or the Company in connection with the establishment of such plan.

Notwithstanding the foregoing, the undersigned may transfer a Relevant Security (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (iii) by testate succession or intestate succession; provided, in the case of clauses (i) through (iii), that (x) such transfer shall not involve a disposition for value and (y) the transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned hereby agrees that, without the Underwriter’s prior consent, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock of the Company or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar relating to the transfer of the undersigned’s shares of Common Stock except in compliance with any restrictions contained herein.

The undersigned understands that the Company and the Underwriter are relying on this Lock-Up Agreement in proceeding toward consummation of the Offering of the Securities contemplated by the Underwriting Agreement. This Lock-Up Agreement is irrevocable and shall be binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Underwriter that it does not intend to proceed with the Offering or (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws principles that would result in the application of any law other than the law of the State of New York.

[Signature page follows]

Very truly yours,

[Officer, Director or 5% or greater stockholder]

By:
Name:
Title:

[Signature page to Lock-Up Agreement]

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